Exhibit 99.1

MAGNUS INTERNATIONAL RESOURCES INC – UGANDA
EXPLORATION UPDATE

Vancouver, BC – January 11, 2007 – Magnus International Resources Inc. ("Magnus") (“the Company”) (NASD OTC-BB: ‘MGNU’) is pleased to provide a progress update at the 279 km2 Mitoma property in south western Uganda. Exploration to date has identified three major geochemical gold anomalies on the property, two of which are at a drill ready stage. Magnus management is targeting June 2007 to commence an initial drilling program on the project.

Exploration to date has included the analysis of some 2,280 soil samples, deep augering, 19 pits, sampling of more than 400 stream sediments at 180 locations, a regional aeromagnetic survey and radiometrics, as well as 17 kms of project ground magnetic survey. Extensive occurrences of gold in alluvial samples have been identified within the Mitoma licenses, and gold grain studies have indicated the sources of the identified grains are likely to be nearby. Follow-up soil sampling has outlined the three above-mentioned distinctive anomalous areas of gold in soil.

Magnus’ CEO, Graham Taylor, commented, “We are very encouraged by the results at the Mitoma property where we have two potential gold zones that are being prepared for drilling in mid-2007. Mitoma is the most advanced of the four large gold exploration concessions that Magnus is acquiring through the acquisition of newly-established subsidiary, African Mineral Fields. Further updates on the fourth quarter progress at the four Ugandan projects are expected to be released as laboratory results are received in January and February. In this first quarter of 2007, we will be carrying out further exploration activities to guide us in delineating a number of drilling targets for the 2007 field season. We are excited about the potential of our Ugandan project portfolio and are also currently evaluating opportunities to expand this exploration portfolio in other parts of Uganda and East Africa.”

Detailed Background on the Mitoma Project

The Mitoma Project comprises six wholly-owned exploration licences (Kahungye, Rugoma, Rutaka, Nchwero, Kabira and Kabira East) on 279 square kilometers.

Nchwero	EL0004	10.7 km2
Kahungye	EL0023	19.2 km2
Rugoma	EL0025	16.0 km2
Rutaka	EL0024	15.0 km2
Kabira	EL0005	80.0 km2
Kabira East	EL0117	138.1 km2

The Mitoma properties are all located within the Karagwe-Ankolean system which forms part of the extensive Kibaran Fold Belt extending from Uganda to Zambia.  This belt trends in a northerly to north-easterly direction in the West Lake region of Tanzania, and swings towards the north-west through the south-western part of Uganda. The upper Proterozoic-aged Karagwe-Ankolean stratigraphy consists of sediments (phyllites, quartzites, argillites, pelitic and quartz-sericite schists) and basic gabbroic intrusions. The sediments have been extensively folded into tight synclines and anticlines, with upright axial planes that vary in strike from NE-SW in the south (Burundi) through N-S in NW Tanzania and E-W in SW Uganda.

The Mitoma Projects are comprised of Karagwean-Ankolean lithologies and associated intrusions. The meta-sediments are highly deformed with fold structures noted from previous mapping suggesting isoclinal folding above the buried granitiod intrusions. The Karagwe-Ankolean system has been identified as part of a regional schist belt with known W, Sn and Au workings with associated Bi, U, Nb, Ta Be and other metal associations and which shows thermal overprints due to granitic emplacement.

Kahungye Property

The Kahungye property is located about 12 km west of Bushenyi town in south-western Uganda and south of the Buhweju goldfields. Soil geochemistry has defined a contiguous gold anomaly over a length of about 4200m with co-incident elevated arsenic and bizmuth anomalism. The anomaly comprises the rounded Kahungye North anomaly and the tail-like linear Kahungye School anomaly. In the streams draining these gold anomalies, artisanal miners carried out alluvial gold mining in the 1970’s and 1980’s.

Outcrop is extremely limited (<5%) with exposures in stream beds, road cuttings and occasionally on hill slopes. The area consists of gently rolling hills, lush green grass cover and scattered coffee, banana and crop plantations. The regolith is thick in places with quartz stone lines and gravel lag a common feature. The most commonly observed lithologies included: coarse granite gneiss with pegmatite/barite/tourmaline veins, thick buck quartz veining, sericite-(muscovite) schist and weathered to sheared quartzite. The most common foliation direction was 150-160 degrees, which is consistent with the regional NNW trend of the belt. Regional drainage sampling and photomicrograph comparison of alluvial gold grains (from sites indicated by yellow symbols on the above map) indicates that the gold is restricted to meta-sediments from the Karagwe-Ankolean belt. Regional studies may indicate that gold mineralisation is hosted within anti-formal fold structures.

A program of detailed infill sampling and mapping was completed in November focusing on delineating drill targets.

Rugoma Property

The Rugoma property is located about 12 km west of Bushenyi town in south-western Uganda, adjoining the Kahungye licence, and south of the Buhweju goldfields. Soil geochemistry has defined a large contiguous gold anomaly over an area of about 2000m by 500m with co-incident elevated arsenic anomalism. The anomaly demonstrates a horse-shoe shape in places. Limited mapping on surface and from pitting/augering, suggest a relationship with a folded sequence of sericistic schists and quartzite interpreted to be repeated isoclinally folded meta-sediments located above a distinctive Arsenic rich graphitic quartitzite horizon.  The topography is similar to Kahungye with rolling hills, thick grass cover and occasional crop plantations. Extensive artisanal alluvial mining also took place at Rugoma in the 1970’s – 1980’s, from streams that drain off the horseshow shaped soil anomaly.

Rutaka Property

The Rutaka property is located about 5km south of Kahungya and Rugoma, with similar terrain, surface features and underlying geology. The terra leach soil anomaly appears to be associated with the Karagwe-Ankolean granite contact and is given a lower priority at this stage of the exploration program.

Kabira and Kabira East Properties

The Kabira properties are located south of Rutaka licence and about 20km south to south-west of Bushenyi. Reconnaissance stream sediment sampling has uncovered a number of anomalous areas worthy of follow up investigation. There are also reported, but undocumented accounts of historical alluvial gold workings on the property. Visible gold has been recorded at some of the drainage sites. Two regional soil sample lines have also been completed with samples assayed using the partial leach analytical method, terra leach. An anomalous gold-in-soil zone was defined over a distance of about 100m within a sub-anomalous zone over 700m along one line, with bizmuth and silver support. Arsenic and elevated zinc occur on the flanks of the gold anomaly. Follow up investigation is required to understand the general source, trend and extent of this anomalism and a work program is planned for 2007. Significantly, the anomalous stream sediment samples and visible gold grains from panned alluvial sites, appear to be sourced from the hillside on which the soil anomaly is located.

About Magnus International Resources, Inc.

Magnus International Resources, Inc. specializes in identifying, acquiring and developing precious and base metal properties. Magnus’ objective is to develop a balanced global portfolio of early-to-advanced stage projects. Magnus is currently focused on gold projects in China and Africa. Magnus retains a 90 percent interest in two Sino-foreign joint venture exploration projects, Huidong and Mangshi. The Huidong property is on trend with Southwestern Resources’ Boka project.

Through the acquisition of newly-established subsidiary, African Mineral Fields, Magnus is acquiring an exclusive option to acquire 100% interests in four gold projects in Uganda. Further updates on the fourth quarter progress at the Ugandan projects are expected to be released as laboratory results are received in January and February.

For further information please refer to the Company's filings with the SEC on EDGAR or refer to Magnus' website at www.magnusresources.com.

If you would like to receive regular updates on Magnus please send your email request to info@magnusresources.com.

FOR FURTHER INFORMATION PLEASE CONTACT:

Magnus International Resources Inc.
Investor Relations
1-888-888-1494
info@magnusresources.com
www.magnusresources.com

FORWARD LOOKING STATEMENTS THIS NEWS RELEASE MAY INCLUDE "FORWARD-LOOKING STATEMENTS" REGARDING MAGNUS INTERNATIONAL RESOURCES, INC., AND ITS SUBSIDIARIES, BUSINESS AND PROJECT PLANS. SUCH FORWARD LOOKING STATEMENTS ARE WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, AND ARE INTENDED TO BE COVERED BY THE SAFE HARBOR CREATED BY SUCH SECTIONS. WHERE MAGNUS EXPRESSES OR IMPLIES AN EXPECTATION OR BELIEF AS TO FUTURE EVENTS OR RESULTS, SUCH EXPECTATION OR BELIEF IS BELIEVED TO HAVE A REASONABLE BASIS. HOWEVER, FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS, UNCERTAINTIES AND OTHER FACTORS, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM FUTURE RESULTS EXPRESSED, PROJECTED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS INCLUDE, BUT ARE NOT LIMITED TO PRICE VOLATILITY OF GOLD AND OTHER METALS; CURRENCY FLUCTUATIONS; POLITICAL, OPERATIONAL, AND GOVERNMENTAL APPROVAL AND REGULATION RISKS IN CHINA AND CERTAIN AFRICAN COUNTRIES. FOR A MORE DETAILED DISCUSSION OF SUCH RISKS AND OTHER FACTORS, PLEASE SEE "RISK FACTORS" IN OUR FORM 10-K FOR OUR MOST RECENTLY COMPLETED FISCAL YEAR, ON FILE WITH THE SEC AT WWW.SEC.GOV. THIS DOCUMENT ALSO CONTAINS INFORMATION ABOUT ADJACENT PROPERTIES ON WHICH MAGNUS HAS NO RIGHTS TO EXPLORE OR MINE. INVESTORS ARE CAUTIONED THAT MINERAL DEPOSITS ON ADJACENT PROPERTIES ARE NOT NECESSARILY INDICATIVE OF MINERAL DEPOSITS ON MAGNUS' PROPERTIES.